UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Flagler Drive Fort Lauderdale, Florida	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 648-7238

(Former name or former address, if changed since last report.): n/a

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SBEV	NYSE American LLC

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2026, Splash Beverage Group, Inc. (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with Argent Biopharma Limited (the “Licensor”) pursuant to which the Company acquired the exclusive worldwide rights to the pharmaceutical product marketed under the brand name CannEpil®, comprising the Licensor’s proprietary compounded isolated cannabinoid formulation of CBD and THC isolates in a liquid solution, manufactured by the Licensor (the “Licensed Product”), for the treatment, prevention, management, or amelioration of drug-resistant epilepsy, refractory epilepsy, seizure disorders, and all related neurological conditions in humans, including as an adjunctive or add-on therapy.

Pursuant to the License Agreement, the Company granted to the Licensor a 15% royalty on net revenue generated from the Company’s sales of the Licensed Product, until the longer of: (a) 10 years following the first commercial sale in each country; or (b) the expiration of the last-to-expire patent claiming the Licensed Product in each country. The Licensor was also granted the right to act as the manufacturer for the Company’s sale of the Licensed Product, subject to the terms and conditions set forth in the License Agreement and to a detailed supply agreement and quality agreement which the parties agreed to negotiate in good faith and execute a within 90 days.

Under the License Agreement, the Company agreed to use commercially reasonable efforts to achieve the following development milestones: (a) initiate a Phase I clinical trial within 24 months; (b) initiate a Phase II clinical trial within 48 months; and (c) file an New Drug Application with the U.S. Food and Drug Administration within a commercially reasonable time following successful clinical trials.

The initial term of the License Agreement is 20 years, unless earlier terminated in accordance with the termination provisions set forth therein. Following the initial term, the License Agreement will automatically renew for successive five-year periods unless either party provides written notice of non-renewal at least 12 months prior to the expiration of the then-current term. The Company may terminate the License Agreement for convenience upon 180 days’ prior written notice to the Licensor, subject to payment of all accrued royalties and other amounts owed through the effective date of termination. Either party may terminate the License Agreement in connection with a material breach by the other party, upon the other party becoming insolvent, and upon a change of control of the other party, subject in each case to the applicable terms and conditions set forth in the License Agreement with respect thereto. In addition, the Licensor may terminate the License Agreement if (i) the Company fails to achieve an enumerated development milestones or provide a reasonable remediation plan with 60 days of receiving a notice from the Licensor specifying such failure, provided that if within 180 days of providing such a remediation plan the Company achieves the applicable milestone, such termination shall not take effect, and (ii) with 180 days’ notice if the Company fails to obtain regulatory approval to commercialize the Licensed Product in the United States within five years.

In connection with the License Agreement, the Company also entered into a Cancellation and Exchange Agreement (the “Exchange Agreement”) with the Licensor and a noteholder of the Licensor (the “Holder”) pursuant to which the Company agreed to issue to the Holder 5,500 shares of a newly designated Series D Convertible Preferred Stock (the “Series D”) having a total combined stated value of $5,500,000 as part of the consideration for entering into the License Agreement, and the Holder and the Licensor agreed to the cancellation of the Licensor’s promissory notes held by the Holder in the amount of approximately $5,500,000. A description of the material terms of the Series D is included in Item 5.03 of this Current Report on Form 8-K, which description is incorporated herein by reference.

In connection with the License Agreement, C/M Capital Partners, LP, an affiliate of C/M Capital Master Fund, LP, the Company’s equity line of credit provider (“C/M”), committed to invest at least $1 million in securities of the Company, as may be determined between the parties, within 60 days to support the Company’s commercialization efforts with respect to the Licensed Product. In addition, the Company agreed to pay C/M a sales bonus of $1 million upon the Company achieving $5 million in cumulative net revenue, in the form of preferred equity, cash, or a combination thereof, as mutually agreed in good faith between C/M and the Company, within 30 days of such achievement.

The License Agreement also contains customary representations and warranties, covenants, indemnifications and other terms and conditions which are customary for a transaction of its type.

The foregoing description of the License Agreement, the Exchange Agreement and the transactions contemplated thereby does not purport to be complete, as is qualified in its entirety by the full text of such documents, forms of which are filed as Exhibits 10.1 and 10.2, respectively and are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s acquisition of an exclusive worldwide license to the Licensed Product and the intended uses and benefits of the license, the potential prospects and demand for the Licensed Product, progress and plans with respect to the development and commercialization of the product, and C/M’s commitment to invest $1 million to support the development of the program. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “potential,” “believe,” “estimate,” “forecast,” “project,” and similar words.

Forward-looking statements are based on current expectations and assumptions regarding the Company’s business and future conditions and are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by such forward-looking statements due to a variety of factors, including, without limitation, the possibility that the license does not yield the benefits anticipated or sought, the risk that we and the Licensor are not able to obtain, maintain or protect intellectual property rights in the Licensed Product in jurisdictions in which we seek to develop and commercialize the product and that competitors market the same or similar products, our ability to raise the capital necessary to develop and commercialize the product and otherwise meet our working capital needs, our need to comply with extensive regulations including clinical testing before we can market the product in applicable jurisdictions including the U.S., our ability to recommence revenue generating activities with our limited staffing, and the status of evolving regulatory conditions within the cannabinoid and wellness industries.

Additional information concerning these and other risk factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 and the Final Prospectus on Form 424B3 filed on June 26, 2026. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the issuance of the Series D and the terms thereof contained in Items 1.01 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference. Such issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof and Rue 506(b) thereunder on the basis that the Holder is an accredited investor and the issuance was made in a transaction not involving a public offering.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2026, the Board of Directors approved, and the Company filed with the Nevada Secretary of State, a Certificate of Designations of the Preferences, Rights and Limitations (the “Certificate of Designations”) of the Series D Convertible Preferred Stock of the Company. The Series D Certificate of Designations was subsequently amended and restated on July 2, 2026. The Certificate of Designations as amended and restated authorizes the issuance of up to 5,500 shares of Series D, with each share of Series D having a stated value of $1,000. Beginning on the later of (i) December 31, 2026, (ii) the date on which the NYSE American LLC or such other exchange or trading market on which the Company’s common stock is then listed or quoted (the “Principal Market”) has approved and authorized the issuance of the shares of common stock pursuant to the rules and regulations thereof, and (iii) the date on which the Company’s stockholders have approved the issuance of shares of common stock as and to the extent required by the rules and regulations of Principal Market (such date, the “Initial Conversion Date”), the Series D is convertible into shares of the Company’s common stock in an amount determined by dividing the stated value of the shares of Series D being converted by the conversion price of $0.25 per share. The conversion price is subject to potential downward adjustment in the event of a lower-priced sale or issuance of common stock or derivative securities, subject to a floor price of $0.15 per share. The conversion price and the floor price are subject to customary adjustments for reverse stock splits, forward stock splits, stock combinations, stock dividends and similar corporate events. Conversions of the Series D are also subject to a 4.99% beneficial ownership limitation which may be increased to up to 9.99% upon 61 days’ notice.

Beginning on the Initial Conversion Date, the Series D are entitled to vote with the Company’s common stock on an as-converted basis, subject to the beneficial ownership limitation. The Series D ranks on parity with the Company’s common stock with respect to dividend rights and rights on liquidation, dissolution and winding up of the Company. In the event of a liquidation, dissolution or winding up of the Company, subject to the rights of any senior securities, the holders of the Series D are entitled to receive, on a pro rata basis with holders of any parity securities, an amount per share of Series D equal to the stated value plus any accrued but unpaid dividends thereon.

The foregoing description of the Series D does not purport to be complete and is qualified in its entirety by the complete text of the Series D Certificate of Designations, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
4.1	Amended and Restated Certificate of Designations of Series D Convertible Preferred Stock
10.1	Form of License Agreement*
10.2	Form of Exchange Agreement*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLASH BEVERAGE GROUP, INC.

Date: July 6, 2026	By:	/s/ Brady Cobb
	Name:	Brady Cobb
	Title:	Interim Chief Executive Officer